EXHIBIT 21.1

                     SUBSIDIARIES OF CENTRAL JERSEY BANCORP

Name of Subsidiary                                        State of Incorporation
------------------                                        ----------------------

Monmouth Community Bank, National Association             New Jersey

Allaire Community Bank                                    New Jersey

MCBK Capital Trust I                                      Delaware

MCB Investment Company(1)                                 New Jersey

Allaire Investment Co., Inc.(2)                           New Jersey

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(1)   A wholly-owned subsidiary of Monmouth Community Bank, National
      Association.

(2)   A wholly-owned subsidiary of Allaire Community Bank.